Exhibit 10.8

CUSTODIAL AGREEMENT

     This Custodial Agreement (this “Agreement”) dated as of May 2, 2003 by and among Oxford Finance Corporation, a Maryland corporation (“Oxford”), National City Bank (the “Bank”), and Riggs Bank, N.A., as custodian of the various loan documents and pledged securities under this Agreement (the “Custodian”).

RECITALS

     WHEREAS, Oxford and Bank are parties to a Master Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”).

     WHEREAS, pursuant to the Loan Agreement, Oxford is obligated to deliver and assign to the Bank certain original loan documents generated by Oxford in the ordinary course of its business (such loan documents, including without limitation promissory notes, security agreements, and certain pledged securities, together with any other document or instrument delivered by Oxford in connection therewith as required by the Loan Agreement, collectively referred to as the “Loan Contracts”).

     WHEREAS, the Bank desires the Custodian to take and maintain possession of, and the Custodian is willing to hold on behalf of the Bank, the Loan Contracts.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows

ARTICLE I.
CUSTODY OF LOAN CONTRACTS

     Section 1.1   Appointment of Custodian.  With respect to each Loan Contract delivered to the Custodian pursuant to the terms hereof, the Bank hereby appoints the Custodian as its agent to take possession of each Loan Contract so delivered. The Custodian agrees to act as agent for the Bank with respect to any such Loan Contracts and agrees that it shall segregate from its other assets and hold all such Loan Contracts for the exclusive use and benefit of the Bank for purposes of perfection, continuity and maintenance of perfection of the Bank’s security interest in the Loan Contracts, and shall make disposition thereof only in accordance with written express instructions of the Bank to the Custodian as provided herein.

     Section 1.2   Delivery of Loan Contracts.  The Bank and Oxford will deliver and release to the Custodian any original Loan Contracts which may come into possession of the Bank and Oxford. Each delivery of Loan Contracts to the Custodian shall comply with the requirements as set forth on Exhibit A hereto. Any such party delivering Loan Contracts to the Custodian shall also deliver with such Loan Contracts a schedule (in paper and electronic format) of such Loan Contracts being delivered to the Custodian (a “Loan Contract Schedule”) (with a copy to the Bank in the case of delivery of Loan Contracts by Oxford. Each Loan Schedule shall set forth the information required by Section (i) of Exhibit A hereto. Each Loan Contract delivered shall include the documentation required by Sections (ii) through (iii) of Exhibit A hereto (the “Required Documentation”).

     Section 1.3   Acceptance of Loan Contracts.  Upon the delivery of Loan Contracts by the Bank or Oxford, the Custodian shall issue to the Bank in exchange therefor, a receipt (the “Receipt”) in the form attached hereto as Exhibit B. By the issuance of the Receipt, the Custodian, as the duly appointed agent of the Bank shall be deemed to have acknowledged receipt of such Loan Contracts delivered to the Custodian pursuant to Section 1.2 above, subject to the verification provisions set forth herein and in the Receipt for each individual contract, and to have declared that it holds and will hold such Loan Contracts as agent for the Bank from the date of such receipt to the return of such Loan Contracts pursuant to the terms hereof (the “Release Date”). During the period prior to the Release Date (the “Custodial Period”), the Custodian shall not release or deliver any Loan Contracts or any portion thereof to any person other than to the Bank or a person designated by the Bank to the Custodian in writing or his designee and the Custodian shall allow the Bank and its agents access to the Loan Contracts during such period for purpose of its review thereof. The Custodian shall use due care in the custody of the Loan Contracts as is customary in the banking industry and in the Custodian’s care of chattel paper pledged for its own individual benefit.

     Section 1.4   Custodian’s Review of Loan Contracts.  Not later than three (3) business days following its receipt of the delivery of Loan Contracts, the Custodian shall, with respect to each Loan Contract: (i) verify all Loan Contracts listed on the Loan Contract Schedule are in its possession, (ii) verify such Loan Contracts have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (i.e. handwritten, typewritten or stamped additions, changes or corrections which are obvious on the face of such documents) and relate to each such Loan Contract, (iii) verify, based on its examination and only as to the foregoing documents, the information set forth on the Loan Contract Schedule with respect to the account number, obligor name, commencement date, original term and contract payment accurately reflects the information set forth in the Loan Contract, (iv) verify each document in the Loan Contracts appears on its face to be an executed original counterpart, and in the case of promissory notes, have attached an original allonge endorsing payment to Bank and (v) notify the Bank of any deficiency with respect to the Required Documentation. The Bank shall be entitled to have one or more of its representatives present during the time the Custodian is performing such verification or otherwise handling the Loan Contracts. The Custodian shall be under no duty or obligation to inspect or review or examine said document, instrument, certificate or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they purport to be on their face.

     Section 1.5   Release of Loan Contracts.  The Bank may, at any time during the Custodial Period, upon delivery of an executed release in the form attached hereto as Exhibit C, require that the Custodian deliver any or all of the Loan Contracts to the Bank or its designee. Such request by the Bank for the release of Loan Contracts may be done by the Bank, at the Bank’s sole discretion, or upon the written request of the Bank for such release.

     Section 1.6   Transmission of Custodian Loan Contracts.  Prior to any shipment of any Loan Contracts hereunder (at the written direction of the Bank), the Bank shall deliver written instructions to the Custodian as to the method of shipment and the shipper(s) the Custodian is directed to utilize in connection with transmission of the Loan Contracts in the performance of the Custodian’s duties hereunder.

     Section 1.7   Custodian’s Fees.  The fees and charges of the Custodian in connection with this Agreement shall be borne by Oxford.

ARTICLE II.
CONCERNING THE CUSTODIAN

     Section 2.1   Merger or Consolidation of Custodian.  Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger,

conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall, upon (i) the execution of an agreement to such effect and (ii) prior written notice to the Bank, become the successor of the Custodian hereunder without any further act by the Custodian.

     Section 2.2   Representations and Covenant to the Custodian.  The Custodian hereby represents and covenants that it is a depository institution organized and existing under the laws of the United States or a state hereof subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $100,000,000 and it is qualified to do business in the jurisdiction in which it will hold any Loan Contract.

     Section 2.3   Rights of Custodian.

     (a)  The Custodian may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be protected by acting upon the written instruction of any designated officer of the Bank.

     (b)   The Custodian may consult outside counsel reasonably satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel, except in the case of its willful misconduct or negligent performance or omission.

     (c)   The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or negligent performance or omission.

     (d)   Except as expressly act forth herein, the Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Loan Contracts, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Loan Contracts. The Custodian shall not be obligated to take any legal action hereunder which might in its reasonable judgement involve any expense or liability unless it has been furnished with reasonable indemnity therefor.

     (e)   Oxford shall indemnify and hold the Custodian and the Bank harmless from and against all liabilities, damages, losses, fees (including reasonable attorney’s fees) and costs and expenses incurred by the Custodian or the Bank as a result of any legal proceedings or in defending against any action or claim relating to the performance of its duties hereunder, unless such liabilities, damages, losses, fees, costs and expenses shall arise from the Custodian or the Bank’s negligence or willful misconduct or omission. The Custodian’s and the Bank’s rights to indemnification shall survive the termination of this Agreement.

     Section 2.4   Examination of Custodial Files.  Upon reasonable prior notice to the Custodian, the Bank and its agents, accountants, attorneys, internal and external auditors, employees and other authorized representatives will be permitted during normal business hours to examine the Loan Contracts.

     Section 2.5   Insurance of Custodian.  At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to standard deductibles, all as is customary for insurance typically maintained by banks, which act as Custodian.

     Section 2.6   Copies of Loan Contracts.  Upon the request of the Bank and at the cost and expense of the Bank, the Custodian shall promptly provide the Bank with (a) copies of the Loan Contracts or (b) the original Loan Contracts as designated by the Bank.

     Section 2.7   No Adverse Interest of Custodian.  By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Loan Contract, and hereby waives and releases any such interest which it may have in any Loan Contract as of the date hereof.

     Section 2.8   Indemnification of the Bank.  In the event that the Custodian fails to comply with a request to deliver a Loan Contract or any other document related to a Loan Contract that was in its possession within five (5) business days after requested by the Bank as provided in Sections 1.5 and 1.6 (a “Custodial Delivery Failure”), then the Custodian shall with respect to any missing document related to such Loan Contract indemnify, defend, and hold the Bank and its designee harmless against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of such Custodial Delivery Failure, except as provided for in Section 2.3(e). The foregoing indemnification shall survive any termination or assignment of this Agreement. Upon shipment of any Loan Contract or any other document relating to a Loan Contract as instructed by Bank as provided in Sections 1.5 and 1.6, Custodian shall be released from any further liability with respect to such Loan Contract.

ARTICLE III.
MISCELLANEOUS PROVISIONS

     Section 3.1   Notice.  Unless otherwise specifically provided, all notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and may be delivered personally, by telegram or telex, air courier or by facsimile transmission (with an original forwarded thereafter by first-class mail) or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing to all other parties hereto), in which case the notice will be deemed delivered when received:

     (a)   To Oxford Leasing Corporation, 133 N. Fairfax Street, Alexandria, Virginia 22314, Attention: Michael Altenberger.

     (b)   To National City Bank, One South Broad Street, 13th Floor, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, Attention: Michael J. Labrum

     (c)   To Riggs Bank, N.A., 808 17th Street N.W., Washington, DC 20006, Attention: Ayanna Fowlkes Brown.

     Section 3.2   Amendments.  No modification of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

     Section 3.3   Governing Law.  This Agreement shall be deemed a contract made under the laws of, and to be performed in, the Commonwealth of Pennsylvania and shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     Section 3.4   Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original instrument and all of the counterparts, taken together, shall constitute one and the same Agreement.

     Section 3.5   Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be, for any reason whatsoever, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 3.6   Termination.  The Custodian or the Bank may terminate its obligations under this Agreement upon at least 60 days notice to the non-terminating party. The costs associated with the termination of this Agreement, including the costs associated with the transfer of the Loan Contracts, shall be borne by Oxford. The payment of such successor custodian’s fees and expenses shall be borne by Oxford. Upon such termination, the Custodian shall promptly deliver to the Bank or its written designee all Loan Contracts being administered under this Agreement.

     Section 3.7   Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of Oxford, the Custodian and the Bank.

     Section 3.8   Removal of Custodian.  The Bank, with or without cause, may upon at least thirty (30) days’ notice remove and discharge the Custodian from the performance of its duties under this Agreement by written notice from the Bank to the Custodian, with a copy to Oxford. Having given notice of such removal, the Bank promptly shall appoint a successor Custodian to act on behalf of the Bank by written instrument. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed by and at the sole expense of the Oxford, all of the Loan Contracts being administered under this Agreement.

     IN WITNESS WHEREOF, the parties thereto have executed this Agreement as of the date first set forth above.

OXFORD FINANCE CORPORATION

By: /s/ Michael J. Altenburger Name: Michael J. Altenburger Title: Chief Financial Officer

NATIONAL CITY BANK

By: /s/ Michael Labrum Name: Michael Labrum Title: Senior Vice President

RIGGS BANK, N.A., As Custodian

By: /s/ John A. Murphy Name: John A. Murphy Title: Managing Director